UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 19, 2016

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orland, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

The information set forth in Item 2.03 below is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 19, 2016, Sentio Healthcare Properties, Inc. (the “Company”, “we”, “us” or “our”) entered into three Multifamily Loan and Security Agreements (the “Loans”) with KeyBank National Association (“KeyBank”), an unaffiliated lender, originated under Fannie Mae’s Delegated Underwriting and Servicing Product Line for aggregate borrowings of approximately $54.6 million, to refinance our Spring Village at Wildewood, Gables of Hudson, and Sumter Place properties. The Loans bear interest at a variable rate of one-month LIBOR plus 2.66% for a term of 10 years. Loan payments are interest only for the first five years of the loan term, after which we will also be obligated to repay principal in specified fixed monthly amounts. All unpaid principal and accrued interest will be payable upon the maturity of each loan. The Loans are secured by the refinanced properties. We may prepay each Loan in full at any time (1) after September 1, 2017 and until May 31, 2026 upon payment of a prepayment premium equal to 1% of the principal amount prepaid, and (2) after May 31, 2026 with no prepayment premium. In connection with documentation and closing of the Loans, we paid fees and expenses totaling approximately $1.4 million.

On August 19, 2016, we entered into a Secured Loan Agreement with KeyBank, with an aggregate loan amount of approximately $62.1 million (the “Portfolio Loan”), of which approximately $57.0 million in principal is currently outstanding. The Portfolio Loan is secured by our Woodbury Mews, Sumter Grand, Mesa Vista Inn Health Center, Live Oaks Village of Hammond and Slidell properties. The Portfolio Loan has an initial term of three years with a one-year extension available upon payment of an extension equal to 0.25% of the loan amount. The Portfolio Loan bears interest at a rate of one-month LIBOR plus 3.0%. In connection with the closing of the Portfolio Loan, we paid fees and expenses of $1.1 million, including a commitment fee of approximately $698,000 to the lender. We may prepay the Portfolio Loan at any time, subject to certain conditions. Payments on the loans are due monthly and consist of accrued interest-only during the initial two years. Beginning in the third year, payments will consist of interest plus principal amortization payments based upon a 30-year amortization schedule. As a condition to obtaining the Portfolio Loan, we provided KeyBank with a limited guaranty of 30% of the outstanding loan amount.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Date: August 25, 2016	By:	/s/ SHARON C. KAISER
Sharon C. Kaiser
Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)